Exhibit 99

   CompuDyne Reports GAAP Earnings Per Share of $0.10 for 2006 First Quarter
    - Adjusted Earnings Per Share, Excluding Stock Option Expense, Was $0.13
                      - Company's Recovery is Taking Hold

    ANNAPOLIS, Md.--(BUSINESS WIRE)--April 27, 2006--CompuDyne Corporation (Nasdaq:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, today reported net income of $0.10 per share for the first quarter of 2006, compared to a loss of $0.04 per share reported in the first quarter of 2005. Revenues in the first quarter of 2006 were $40.5 million, up from $36.3 million in the first quarter of 2005. Expenses in the first quarter of 2006 included $255 thousand in non-cash stock option expense. Earnings per share before this non-cash charge was $0.13.
    Institutional Security Systems revenue was $13.4 million in the first quarter of 2006 compared to $15.7 million in the first quarter of 2005. Pre-tax income declined from $1.2 million in the 2005 first quarter to $0.1 million in the 2006 first quarter. First quarter 2006 revenues and earnings were negatively impacted by delays in the start of some projects. Legal costs remained high at $138 thousand for the quarter as we continue to pursue recoveries on prior year contract losses.
    Attack Protection revenue was $11.7 million in the first quarter of 2006, up 69.4% compared to $6.9 million in the first quarter of 2005. Pre-tax income improved from $499 thousand in the 2005 first quarter to a pre-tax income of $1.2 million in the 2006 first quarter. The Norshield brand business, which supplies bullet, blast and attack resistant windows and doors as well as vehicle barrier systems, benefited from sharply increased backlogs as well as from significant progress made during 2005 in reducing costs and improving quality. The Fiber SenSys ("FSI") brand business, which is one of the world's largest supplier of fiber optic based perimeter alarm systems, continued to be negatively impacted by delays in military tests of important new products. This process is now substantially behind us and FSI is expected to have much improved results during the balance of the year.
    Public Safety & Justice ("PS&J") revenues increased to $11.8 million in the first quarter of 2006 compared to $11.7 million in the first quarter of 2005. Pre-tax results for PS&J in the first quarter of 2006 were breakeven compared to a loss of $482 thousand in the first quarter of 2005. While PS&J started the year with improved backlogs, they are still not at levels necessary for adequate profitability, although the pipeline of prospective new business is sharply higher. In addition, the decision was made in 2005 to significantly accelerate the research and development effort to migrate to a full Service Oriented Architecture and .NET based product suite, a commitment which is expected to negatively impact PS&J income in 2006 by $2.5 million but which will materially improve future revenues and margins. The late 2005 acquisition of Xanalys, with one of the country's foremost suites of investigative and case management software, is being introduced to PS&J's client base, and had an important sale to the Australian Department of Defense in the first quarter of 2006. During the first quarter of 2006 PS&J moved its headquarters to Pleasanton, California, a move that should both increase the efficiency and effectiveness of its headquarters operations.
    Integrated Electronic Systems revenue was $3.6 million in the first quarter of 2006 compared to $2.0 million in the first quarter of 2005 and resulted in pre-tax income of $184 thousand for the first quarter of 2006 compared to breakeven results for the first quarter of 2005. The re-bid of the Bureau of Engraving & Printing contract, occasioned by a protest filed by the previous incumbent, remains unresolved.
    For the first quarter of 2006, our corporate pre-tax loss totaled $0.9 million. Full year audit and costs related to compliance with
Section 404 of Sarbanes-Oxley are expected to be far below 2005 levels.
    While backlogs declined during the first quarter of 2006, by $19.7 million to $128.5 million, quoting and bidding activity levels continue much higher than in recent years.
    While the Company does not provide estimates of future results, we do expect the second quarter of 2006 to generate positive results.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to remain in compliance with its bank covenants, delays in government procurement processes, inability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to realize anticipated cost savings, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)


                                                March 31, December 31,
                    ASSETS                        2006        2005
                                               ---------- ------------
                                                      (dollars in
                                                       thousands)
Current Assets
     Cash and cash equivalents                 $   9,647  $     6,938
     Marketable securities                         6,522       11,429
     Cash and marketable securities - pledged        440            -
     Accounts receivable, net                     32,741       39,625
     Contract costs in excess of billings         11,994       13,764
     Inventories                                   6,556        6,195
     Prepaid expenses and other                    2,318        2,809
                                               ---------- ------------
        Total Current Assets                      70,218       80,760

Cash and marketable securities - pledged           6,004            -
Property, plant and equipment, net                 9,548        9,962
Goodwill                                          26,846       26,846
Other intangible assets, net                       8,157        8,221
Other                                                807          903
                                               ---------- ------------
        Total Assets                           $ 121,580  $   126,692
                                               ========== ============



                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued liabilities  $  19,039  $    23,030
     Billings in excess of contract costs
      incurred                                    11,315       13,847
     Deferred revenue                              8,688        8,094
     Current portion of notes payable                440          440
                                               ---------- ------------
        Total Current Liabilities                 39,482       45,411

Notes payable                                      3,125        3,125
Convertible subordinated notes payable, net       39,352       39,305
Deferred tax liabilities                           2,060        2,060
Other                                                328          369
                                               ---------- ------------
        Total Liabilities                         84,347       90,270
                                               ----------

Commitments and Contingencies

Shareholders' Equity                              37,233       36,422
                                               ---------- ------------
        Total Liabilities and Shareholders'
         Equity                                $ 121,580  $   126,692
                                               ========== ============





                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                                 Three Months Ended
                                                       March 31,
                                                   2006        2005
                                                ----------- ----------
                                                 (in thousands, except
                                                     per share data)

Revenues                                        $   40,470  $  36,306
Cost of sales                                       27,961     23,923
                                                ----------- ----------

Gross profit                                        12,509     12,383

Selling, general and administrative expenses         9,736     10,027
Research and development                             1,767      2,111
                                                ----------- ----------
Income from operations                               1,006        245
                                                ----------- ----------

Total other expense, net                               383        564
                                                ----------- ----------

Income (loss) before income taxes                      623       (319)
Income tax benefit                                    (184)         -
                                                ----------- ----------
Net income (loss)                               $      807  $    (319)
                                                =========== ==========

Income (loss) per share:
------------------------
Basic income (loss) per common share            $      .10  $    (.04)
                                                =========== ==========

Weighted average number of common
shares outstanding                                   8,119      8,163
                                                =========== ==========

Diluted income (loss) per common share          $      .10  $    (.04)
                                                =========== ==========

Weighted average number of common
shares and equivalents                               8,159      8,163
                                                =========== ==========





                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                                                  Three Months Ended
                                                        March 31,
                                                     2006      2005
                                                  ---------- ---------

Revenues
 Institutional Security Systems                   $  13,355  $ 15,732
 Attack Protection                                   11,684     6,898
 Integrated Electronic Systems                        3,587     2,019
 Public Safety and Justice                           11,844    11,657
                                                  ---------- ---------
                                                  $  40,470  $ 36,306
                                                  ========== =========


                                                  Three Months Ended
                                                        March 31,
                                                     2006      2005
                                                  ---------- ---------

Pre-tax income (loss)
 Institutional Security Systems                   $     136  $  1,230
 Attack Protection                                    1,205       499
 Integrated Electronic Systems                          184        (8)
 Public Safety and Justice                                7      (482)
 Corporate                                             (909)   (1,558)
                                                  ---------- ---------
                                                  $     623  $   (319)
                                                  ========== =========



                                         March 31, December  March 31,
                                           2006     31, 2005   2005
                                         --------- --------- ---------
Backlog
 Institutional Security Systems          $ 57,030  $ 58,128  $ 42,700
 Attack Protection                         20,961    28,802    20,139
 Integrated Electronic Systems              6,590     7,503     8,395
 Public Safety and Justice                 43,874    53,705    44,488
                                         --------- --------- ---------
                                         $128,455  $148,138  $115,722
                                         ========= ========= =========





             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                       (in thousands, unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                    2006       2005
                                                 ---------- ----------

Net income (loss)                                $     807  $    (319)
Interest expense                                       815        803
Income tax benefit                                    (184)         -
Depreciation and amortization                          795        877
Non-cash stock option expense                          255          -
                                                 ---------- ----------
EBITDA adjusted for non-cash stock option
 expense
        (EBITDAS)                                $   2,488  $   1,361
                                                 ========== ==========


    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock option expense (EBITDAS), in its internal analysis of results of operations and monitors EBITDAS to evaluate the Company's compliance with certain of its bank covenants. Management believes that EBITDAS is useful to investors as a meaningful comparison between periods and as an analysis of the critical components of the Company's results of operations. Management also believes that EBITDAS is useful to investors because it allows them to evaluate the Company's compliance with certain of its bank covenants.

    CONTACT: CompuDyne Corporation
             Investor Relations
             Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com